Exhibit 99.1

UNIGENE’S 2011 YEAR IN REVIEW - KEY ELEMENTS IN PLACE TO ADDRESS
DEBT IN 2012

- Unigene establishes itself as the industry’s peptide development partner of choice with positive, statistically significant trial results for only successful Phase 3 oral calcitonin and Phase 2 oral PTH analog-

-Turnaround strategy and Peptelligence™ platform validated with seven feasibility studies-

- Projected cash flow sufficient to fund business operations into second half of 2012-

-Company poised to unlock significant value in 2012-

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December 19, 2011 –BOONTON, N.J. -- Unigene Laboratories, Inc. (OTCBB: UGNE) today highlighted its significant accomplishments in 2011 and announced that its management team has put key elements in place to begin addressing the capital structure and eliminating the inherited debt.  Unigene also reaffirmed that the Company’s projected cash flow is expected to fund operations into the second half of 2012, following a corporate reorganization to better strategically align the Company’s resources and ensure sufficient cash runway to complete business priorities next year.

Ashleigh Palmer, President and CEO, stated, “Recent announcements regarding the failure of Novartis’ oral calcitonin program using Emisphere’s drug delivery technology and GSK’s internal decision to withdraw from advanced oral PTH development should not detract from the highly successful execution of Unigene’s turnaround strategy launched just 12 months ago. Throughout 2011, we have put key elements in place to begin addressing the substantial debt we inherited from the Company’s founding management. We have taken a strategically vulnerable company with a binary outcome that was exclusively dependent on calcitonin and fundamentally diversified and transformed it into an industry leading peptide development partner of choice.  When I took on this assignment less than 18 months ago, Unigene was at imminent risk of insolvency.  We have extended our cash runway into the second half of 2012, without raising a single dollar through discounted financing or taking on additional debt.  This management team has refused to be distracted by factors outside of its control and instead focused on rescuing and protecting the Company by addressing business fundamentals and executing on our promises.  We believe we are now well positioned to move forward and continue to offer our investors the prospect of multiple near-term opportunities by which we can restructure our balance sheet and continue to unlock the enormous growth potential and shareholder value of Unigene.”

2011 Highlights

•
Reported positive Phase 3 ORACAL trial safety and efficacy results for Unigene’s oral calcitonin product, licensed to Tarsa Therapeutics. Tarsa Therapeutics has announced its intention to file a New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) for OSTORA™ in 2012.  OSTORA™ has the potential to be the first FDA approved oral calcitonin product, which, if approved, may cannibalize and then expand the existing ~$600MM injectable/nasal calcitonin market.

•
ORACAL trial’s success not only represents a significant game changing opportunity in its own right, but we believe that it importantly, fundamentally validates Unigene’s industry leading therapeutic peptide oral drug delivery technology. All other oral therapeutic peptide drug delivery platforms have thus far reported negative Phase 3 results and failed to overcome the patient compliance, food effect and reliable drug delivery challenges of Phase 3 clinical testing.

•
Announced positive top-line results of a Phase 2 clinical trial evaluating an experimental parathyroid hormone (PTH) analog in 93 postmenopausal women with osteoporosis, converting a moribund early-stage feasibility program with GlaxoSmithKline (GSK) into a highly transactable Phase 2 proof-of-concept asset. Although the license was recently terminated, the study, fully-funded by GSK, achieved its primary endpoint with statistical significance.  Unigene is now seeking a new partner to advance what could potentially become the first oral product approved to address the growing $1billion injectable PTH market.

•
Following GSK’s decision not to proceed with oral PTH, implemented contingency cost-saving initiatives, including an organizational realignment and right-sizing, reducing full-time headcount by approximately 25 percent, to ensure the Company maintains sufficient cash runway to undertake its strategic priorities into the second half of next year. Taking into account anticipated licensing and feasibility payments, as well as Fortical® manufacturing revenues and royalties, management projects the Company’s current cash flow will be sufficient to fund business operations into the second half of 2012.

•
Built a robust portfolio of seven feasibility studies on behalf of various pharmaceutical companies evaluating Unigene’s industry-leading Peptelligence™ platform for oral delivery of proprietary peptides across a broad spectrum of high potential valuation therapeutic areas, including cardiovascular, metabolic disease, endocrinology, growth disorders, gynecology, oncology, CNS and pain.  Unigene anticipates that, within the next 6-9 months, at least one of these feasibility studies will convert into a definitive license agreement with significant milestones and royalties.

•
Commenced Phase 1 clinical testing of an oral formulation of Cara Therapeutics’ proprietary investigational peptide drug, CR845, a novel peripherally-acting kappa opioid receptor agonist.  Oral capsules of CR845 were formulated and manufactured using Unigene’s validated proprietary oral peptide drug delivery technology under a May 2011 Manufacturing and Clinical Supply Agreement.

•
Divested equity position in a non-strategic manufacturing operation to Chinese joint venture partner and Site Directed Bone Growth patent portfolio and associated costly patent prosecution fees to a leading researcher.

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Accelerated preclinical development of Unigene’s lead metabolic peptide, UGP281, targeting patients with morbid obesity. Unigene expects to complete toxicology studies and file an IND to begin Phase 1 clinical testing in 2012.

•
Formed joint development vehicle combining Nordic Bioscience’s world renowned preclinical screening, biomarker and clinical development capabilities with Unigene’s proprietary peptide design and development expertise to advance up to three of Unigene’s proprietary analogs through Phase 2 proof-of-concept for multiple blockbuster indications, including Type 2 diabetes and osteoarthritis.

Richard Levy, Chairman of Unigene’s board and Managing Principal and Founder of Victory Park Capital, commented, “I am extremely proud of what this management team has accomplished during the course of 2011. Unigene’s enormous value as a biopharmaceutical innovator and peptide development partner of choice has never been so fundamentally robust. Regardless of the recent setbacks, we have to acknowledge the Company’s major accomplishments throughout 2011.  Management has executed on numerous initiatives that are bearing fruit both in the clinic, as well as on the business development front.”

Unigene’s Management expects to provide further guidance on its strategic priorities and timing for its anticipated corporate milestones for 2012 in early January.

About Unigene Laboratories, Inc.

Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to whether: key elements are in place to address the Company’s debt in 2012; the Company’s turnaround strategy will be successful; the Company’s cash flow will be sufficient to fund business operations into second half of 2012; the Company will unlock significant value in 2012; the key elements put in place by the current management team will address the Company’s capital structure and eliminate the Company’s debt; the Company’s corporate reorganization will better strategically align the Company’s resources and ensure sufficient cash runway to complete business priorities next year; the Company’s cash runway will be extended into the second half of 2012; management will be ability to rescue and protect the Company; the Company will be ability to successfully move forward and offer its investors the prospect of multiple near-term opportunities, the restructuring of its balance sheet, unlock enormous growth potential and shareholder value;  OSTORA™ will be the first FDA approved oral calcitonin product, and, if approved, its ability to cannibalize and then expand the existing injectable/nasal calcitonin market; the Company is able to successfully find a new partner to advance the experimental parathyroid hormone (PTH) analog; the experimental parathyroid hormone (PTH) analog will become the first such approved oral product and, if so, if it will significantly participate in the injectable PTH market; the Company’s cost-saving initiatives, including its organizational realignment and reduction in full-time headcount of approximately percent, are sufficient to ensure the Company maintains sufficient cash runway to undertake its strategic priorities next year; whether, after taking into account anticipated licensing and feasibility payments, as well as Fortical manufacturing revenues and royalties, the Company’s current cash flow will be sufficient to fund business operations into the second half of 2012; within the next 6-9 months, at least one of the feasibility studies undertaken in 2011 will convert into a definitive license agreement with significant milestones and royalties to the Company; the Company will complete toxicology studies and file an IND to begin Phase 1 clinical testing in 2012; the joint development vehicle with Nordic Bioscience will result in the advancement of up to three of the Company’s proprietary analogs through Phase 2 proof-of-concept for multiple indications, including Type 2 diabetes and osteoarthritis; the Company’s management initiatives will bear fruit both in the clinic as well as on the business development front; the timing of the Company’s further guidance on its strategic priorities and its anticipated corporate milestones will occur as stated.  We have based these forward-looking statements on our current expectations and projections about future events, including our cash flow projections. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements,  the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Business Administration
973-265-1107
jthomas@unigene.com

Media Contact:
Tiberend Strategic Advisors, Inc.
Jason Rando / Andrew Mielach
212-827-0020
jrando@tiberend.com / amielach@tiberend.com

SOURCE:  Unigene Laboratories, Inc